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                     [LETTERHEAD OF BASS, BERRY & SIMS PLC]

                                                                     EXHIBIT 8.2

                                 MARCH 1, 1999

Board of Directors
Sirrom Capital Corporation
500 Church Street, Suite 200
Nashville, Tennessee 37219

Re  SIRROM CAPITAL CORPORATION AND THE FINOVA GROUP INC.
    Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Sirrom Capital Corporation, a Tennessee corporation ("Sirrom"), in connection with a proposed reorganization (the "Merger") to be effected through a merger of FINOVA Newco, Inc., a Delaware corporation and newly formed, wholly owned subsidiary of The FINOVA Group Inc., a Delaware corporation ("FINOVA"), with Sirrom being the surviving corporation, pursuant to the terms of the agreement and plan of merger among FINOVA, Merger Sub and Sirrom dated as of January 6, 1999 (the "Merger Agreement"), and as described in the Registration Statement of FINOVA on Form S-4 to be filed March 1, 1999 with the Securities and Exchange Commission today (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. In connection with this opinion, we have examined and are familiar with originals or copies of
(i) the Merger Agreement, (ii) the facts set forth in the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. This opinion is subject to certain factual assumptions and representations to be certified by authorized representatives of Sirrom, FINOVA, and Merger Sub which are to be delivered to us prior to or on the closing date.

     Based upon and subject to the foregoing, in our opinion, the discussion of the material federal income tax consequences of the merger generally applicable to Sirrom and its shareholders contained in the Registration Statement under the captions "Questions and Answers about the FINOVA/Sirrom Merger" and "Federal Income Tax Consequences of the Merger," subject to the conditions and limitations set forth therein, is accurate and complete. The opinions expressed herein are expressly premised and conditioned upon the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement. Our opinions are also based upon the application of existing law for the instant transaction. You should note that future legislative changes, administrative pronouncements and judicial decisions could materially alter the conclusions reached herein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service or by the courts. Furthermore, this opinion does not apply to particular types of shareholders subject to special tax treatment under federal income tax laws (including, without limitation, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, non-United States persons, tax exempt organizations, Sirrom shareholders who acquired shares of Sirrom common stock through the exercise of options, grants of performance shares under Sirrom's equity-based compensation plans or otherwise as compensation or through a tax-qualified retirement plan, or shareholders that hold Sirrom common stock as part of a straddle or conversion transaction. This opinion does not address any foreign, state or local tax consequences of the Merger that may be applicable.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the
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Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission promulgated thereunder.

     We have rendered the foregoing opinion for the sole benefit and use of Sirrom, its Board of Directors and the shareholders of Sirrom; the views herein may not be relied upon or furnished to any other person without our prior written consent.

                                          Sincerely,

                                          /s/ BASS, BERRY & SIMS PLC

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                                          Bass, Berry & Sims PLC